SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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         (§)240.14a-11(c) or (§)240.14a-12

MICROTEK MEDICAL HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MICROTEK MEDICAL HOLDINGS, INC.

512 Lehmberg Road

Columbus, Mississippi 39702

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 22, 2003

To the Shareholders:

The Annual Meeting of Shareholders of Microtek Medical Holdings, Inc. (the “Company”) will be held at the Atlanta Marriott, Gwinnett Place, 1775 Pleasant Hill Road, Duluth, Georgia, on Thursday, May 22, 2003 at 3:00 p.m. for the following purposes, all as set forth in the attached Proxy Statement:

1.    To elect six directors to serve for one-year terms expiring at the annual meeting in 2004 and until their successors are elected and qualified. The Board of Directors’ nominees are named in the attached Proxy Statement.

2.    To transact such other business as may properly come before the meeting, or any adjournment thereof.

Only shareholders of record on the books of the Company at the close of business on April 11, 2003, are entitled to receive notice of and to vote at the meeting.

Shareholders are cordially invited to attend the meeting in person. However, whether or not you expect to attend, we urge you to read the accompanying Proxy Statement and then complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope. It is important that your shares be represented at the meeting, and your promptness will assist us to prepare for the meeting and to avoid the cost of a follow-up mailing. If you receive more than one proxy card because you own shares registered in different names or at different addresses, each proxy card should be completed and returned.

Sincerely,

Dan R. Lee

Chairman, President and Chief Executive Officer

Columbus, Mississippi

April 22, 2003

MICROTEK MEDICAL HOLDINGS, INC.

512 Lehmberg Road

Columbus, Mississippi 39702

PROXY STATEMENT

for

Annual Meeting of Shareholders To Be Held May 22, 2003

GENERAL INFORMATION

This Proxy Statement is furnished to shareholders of Microtek Medical Holdings, Inc., a Georgia corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or “Board”) of proxies for use at the Annual Meeting of Shareholders (the “Meeting”) scheduled to be held on Thursday, May 22, 2003, at 3:00 p.m., Atlanta time, at the Atlanta Marriott, Gwinnett Place, 1775 Pleasant Hill Road, Duluth, Georgia, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on or about April 22, 2003.

At the Meeting, shareholders of the Company will vote upon: (1) the election of six directors, and (2) such other business as may properly come before the Meeting and any and all adjournments thereof.

Voting Rights and Votes Required

The close of business on April 11, 2003, has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of the close of business on such date, the Company had outstanding and entitled to vote 42,095,962 shares of Common Stock, $.001 par value per share (“Common Stock”).

A majority of the outstanding shares of Common Stock on the record date must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of Common Stock entitled to vote at the Meeting will have one vote for each share so held. Abstentions will be treated as Common Stock present and entitled to vote for purposes of determining the presence of a quorum.

Directors are elected by a plurality of the votes cast. Shareholders may not cumulate their votes. The six candidates receiving the highest number of votes will be elected. In tabulating the votes, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote for the election of directors.

Voting of Proxies

Shares represented by all properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election of the nominees listed below under “Election of Directors”.

The Board of Directors is not aware of any matter that will come before the Meeting other than as described above. However, if any such other matter is duly presented, in the absence of instructions to the contrary, such proxies will be voted in accordance with the judgment of the proxy holders with respect to such matter properly coming before the Meeting. There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this Proxy Statement.

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time before it is exercised. Any proxy may be revoked by a writing, by a valid proxy bearing a later date delivered to the Company or by attending the Meeting and voting in person.

Solicitation of Proxies

The expenses of this solicitation will be paid by the Company. To the extent necessary to ensure sufficient representation at the Meeting, proxies may be solicited by any appropriate means by officers, directors and regular employees of the Company, who will receive no additional compensation therefor. The Company will pay persons holding shares in their names or in the names of their nominees, but not owning such stock beneficially (such as brokerage houses, banks and other fiduciaries), for the expense of forwarding soliciting material to their principals.

DIRECTORS AND EXECUTIVE OFFICERS

Proxies will be voted for the election of the following six nominees as directors to serve until the 2004 Annual Meeting of Shareholders or until their successors are elected and qualified. The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares cast in the election of directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable for service if elected, but if any are unavailable, proxies will be voted for such substitute as the Board may designate.

Name	Age	Director Since
Dan R. Lee	55	1996
Kenneth F. Davis	51	1996
Michael E. Glasscock, III	69	2002
Rosdon Hendrix	63	1994
Gene R. McGrevin	60	1997
Ronald L. Smorada	55	1999

Dan R. Lee (age 55) was appointed Chairman of the Board of Directors effective July 1, 2002, and was appointed to serve as President and Chief Executive Officer of the Company in December 2000. Additionally, he continues his role as the President of Microtek Medical, Inc., a subsidiary of the Company. He became an executive officer of the Company following the conclusion of the acquisition of Microtek Medical, Inc. in 1996, and became a director of the Company in December 1996. Prior to accepting such positions with the Company, Mr. Lee had served as the Vice President and Chief Operating and Financial Officer of Microtek Medical, Inc. since 1987. Previous to that time, he was engaged in the public accounting practice, including more than five years with KPMG LLP.

Kenneth F. Davis (age 51) was elected a director of the Company in January 1996. Dr. Davis was a practicing surgeon on the staff of the Harbin Clinic and Redmond Regional Medical Center in Rome, Georgia from 1986 to 2000. Dr. Davis now serves as the Chief Executive Officer and President of the Harbin Clinic, the largest multi-specialty clinic in Georgia. In addition, Dr. Davis serves on the Board of AmSouth Bank of Georgia, Adams Product Management, Hydro Dynamics, Inc. and the Georgia Land Trust.

Michael E. Glasscock (age 69) was appointed a director of the Company in December 2002. Dr. Glasscock, a physician, practiced otology and neurotology for 35 years and retired from the active practice of medicine in 1997. From 1997 to 1998, Dr. Glasscock served as Chairman of St. Cloud Medical, a physician practice management company, from 1998 to 2001 he served as Chairman of TrueSound, Inc., a hearing aid dispensing company, and since 2001 he has served as Chairman of Tympany, a start-up company that has developed an automated hearing test. Dr. Glasscock has published in excess of 250 scientific articles and founded the American Journal of Otology and the E.A.R. Foundation, was the past president of the American Otologic Society, and has been an active entrepreneur with several medical related companies.

Rosdon Hendrix (age 63) was elected a director of the Company in December 1994. Until he retired in June 1992, Mr. Hendrix served for approximately 30 years in various financial positions for General Motors Corporation, including serving as Resident Comptroller from 1975 until his retirement. Since June 1992, Mr. Hendrix has engaged in consulting for and efficiency consulting studies and other consulting services with various governmental authorities and businesses. In addition, since June 1997, Mr. Hendrix has performed information technology consulting services for Lockheed Martin.

Gene R. McGrevin (age 60) was appointed Chairman of the Board of Directors and acting President of the Company in April 1997, and currently serves as a director of the Company. Mr. McGrevin served as chairman of P.E.T.Net Pharmaceutical Services, LLC, a manufacturer and distributor of radiopharmaceuticals, from May 1997 until January 2001. Mr. McGrevin previously served as Vice Chairman and Chief Executive Officer of Syncor International Corp., a public company in the nuclear medicine industry, with which Mr. McGrevin was associated since 1989. Prior to managing Syncor, Mr. McGrevin served in executive positions with various healthcare businesses including President of the Healthcare Products Group of Kimberly-Clark Corporation, founder and President of a consulting firm specializing in the healthcare industry and an executive officer of VHA Enterprises, Inc. Mr. McGrevin is currently chairman of the executive committee of Hydro Dynamics, Inc.

Ronald L. Smorada (age 55) was elected a director of the Company in May 1999. During the past five years, Dr. Smorada has been an active participant in the nonwovens industry holding senior management positions at Reemay, Fiberweb and BBA US Holdings, the latter being the parent of the former two, with nonwoven sales in excess of $800 million. Dr. Smorada worked in the development, acquisition and integration of new and existing businesses, both domestic and international. A major focus for him has been the application and conversion of science and technical concepts into meaningful businesses.

Listed below is information regarding the executive officers of the Company who are not also directors.

J. Michael Mabry (age 40) was appointed Executive Vice President in October 1998 after serving as Vice President of Operations of the Company since May 1997. Mr. Mabry is currently serving as Chief Operating Officer of the Company. Additionally, he serves as Chairman of MindHarbor, Inc., a technology services provider, and as a director of Global Resources, Inc. (“GRI”), a material sourcing company. Prior to accepting the position of Executive Vice President, Mr. Mabry served in various positions with the Company (including Chief Information Officer) since his joining the Company in September 1995. From 1984 to 1995, Mr. Mabry was employed by DeRoyal Industries where his career advanced from software engineer to vice president of information systems and operations. He also serves as Secretary of the Company.

Roger G. “Jerry” Wilson (age 58) was appointed Chief Financial Officer, Treasurer and Assistant Secretary of the Company in December 2000, in addition to serving since December 1999 in the position of Vice President and Chief Financial Officer of Microtek Medical, Inc Mr. Wilson served as Vice President of Finance for the White Knight Healthcare subsidiary after its acquisition by the Company in 1995. Prior to accepting such positions, Mr. Wilson had served as corporate controller of White Knight Healthcare, Inc. since 1987. Mr. Wilson was also employed by Akzo America, Inc. for twelve years in various accounting and income tax management positions. Prior to that, Mr. Wilson, who is a Certified Public Accountant, practiced public accounting for seven years.

The Company’s Articles of Incorporation adopt the provisions of the Georgia Business Corporation Code (the “Corporation Code”) providing that no member of the Company’s Board of Directors shall be personally liable to the Company or its shareholders for monetary damages for any breach of his duty of care or any other duty he may have as a director, except liability for any appropriation, in violation of the director’s duties, of any business opportunity of the Company, for any acts or omissions that involve intentional misconduct or a knowing violation of law, for liability under the Corporation Code for unlawful distributions to shareholders, and for any transaction from which the director receives an improper personal benefit.

The Company’s Bylaws provide that each officer and director shall be indemnified for all losses and expenses (including attorneys’ fees and costs of investigation) arising from any action or other legal proceeding, whether civil, criminal, administrative or investigative, including any action by and in the right of the Company, because he is or was a director, officer, employee or agent of the Company or, at the Company’s request, of any other organization. In the case of action by or in the right of the Company, such indemnification is subject to the same exceptions, described in the preceding paragraph, that apply to the limitation of a director’s monetary liability to the Company. The Bylaws also provide for the advancement of expenses with respect to any such action, subject to the officer’s or director’s written affirmation of his good faith belief that he has met the applicable standard of conduct, and the officer’s or director’s written agreement to repay any advances if it is determined that he is not entitled to be indemnified. The Bylaws permit the Company to enter into agreements providing to each officer or director indemnification rights substantially similar to those set forth in the Bylaws, and such agreements have been entered into between the Company and each of the members of its Board of Directors and certain of its executive officers. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles of Incorporation and Bylaws, it provides greater assurances to officers and directors that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the shareholders to eliminate the rights it provides.

Information Regarding the Board of Directors and Its Committees

The Board of Directors maintains standing Audit and Compensation Committees. The Board has not established a standing nominating committee.

The Audit Committee, currently consisting of Rosdon Hendrix, Kenneth F. Davis and Michael E. Glasscock, III, serves as an independent and objective party to review the Company’s financial statements and annual report, review and appraise the audit efforts of the Company’s auditors, pre-approve permissible nonaudit services to be performed for the Company by its auditors and is responsible for the appointment, compensation and oversight of the work of the independent public accountants which audit the Company’s financial statements. The primary function of the Audit Committee involves oversight functions to support the quality and integrity of the Company’s accounting and financial reporting processes generally. It should be noted, however, that the members of the Committee are not necessarily experts in the fields of auditing and accounting and do not provide special assurances on such matters. The Audit Committee met four times during 2002. In addition to these meetings, the Chair and other members of the Audit Committee met several times with management and the Company’s independent accountants. The report of the Audit Committee begins at page 4 of this Proxy Statement. On December 11, 2002, the Board of Directors approved the revised Charter of the Audit Committee which is attached to this Proxy Statement at Appendix A.

The Compensation Committee, consisting of Rosdon Hendrix and Kenneth F. Davis, makes recommendations to the Board regarding the compensation of executive officers and administers the Company’s incentive plans, including the Company’s Stock Option Plans and Employee Stock Purchase Plan. The Compensation Committee’s report on executive compensation begins at page 12 of this Proxy Statement. The Compensation Committee met six times during 2002.

The Board of Directors held four meetings during 2002. Each incumbent director attended at least 75 percent of the aggregate of the meetings of the Board of Directors and of the committees of which he or she was a member.

Report of the Audit Committee

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “Commission”) or subject to Regulations 14A or 14C of the Commission or to the liabilities of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

The Board of Directors maintains an Audit Committee comprised of three of the Company’s outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committee composition as currently in effect, including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(a)(14). The Board has adopted a written Charter of the Audit Committee.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of the financial statements with United States generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2002 with management and the independent auditors, including without limitation, a discussion with the independent auditors of the matters required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors the written disclosures required by the Independence Standards Board Standard No. 1.

In reliance on the reviews and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with Securities and Exchange Commission.

AUDIT COMMITTEE

Rosdon Hendrix

Kenneth F. Davis

Michael E. Glasscock, III

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, the Company’s executive officers and directors and any persons holding more than ten percent of the Company’s common stock are required to file with the Securities and Exchange Commission and The Nasdaq Stock Market reports of their initial ownership of the Company’s common stock and any changes in ownership of such common stock. Specific due dates have been established and the Company is required to disclose in its Annual Report on Form 10-K and Proxy Statement any failure to file such reports by these dates. Copies of such reports are required to be furnished to the Company. Based solely on its review of the copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that, during 2002, all of its executive officers, directors and persons owning more than 10% of its common stock complied with the Section 16(a) requirements, except Kenneth F. Davis filed late a Form 4 reporting a purchase of Company shares on February 26, 2002 which was not matchable with any other transactions and a Form 5 reporting an exempt stock option award made in 2002.

Certain Relationships and Related Transactions

In May, 2000, the Company and certain of its affiliates and employees organized Global Resources, Inc. (“GRI”). GRI provides supply-chain management and material sourcing services for products manufactured in China. The Company and J. Michael Mabry (an executive officer of the Company) own 19.5% and 30%, respectively, of GRI, and Mr. Mabry currently serves on the Board of Directors of GRI. In accordance with a Services Agreement dated June 1, 2000, between the Company and GRI, GRI agreed to provide the Company with supply-chain management services addressing the sourcing of PVA fiber and manufacturing and shipping of products by contract manufacturers of the Company located in China, and agreed to protect the Company’s confidential information and to certain other covenants protecting the Company against competition. For these services, the Company agreed to pay an annual fee of $338,000 (plus certain salary and benefits of certain employees) for the first year of the Agreement and $250,000 for each of the second and third year of the Agreement. In addition, the Company loaned $200,000 to GRI to finance startup costs. The loan accrues interest at 6% (with all accrued and unpaid interest added to principal at the end of year one), and thereafter the loan is repayable in equal quarterly installments of principal plus accrued and unpaid interest, and matures on May 31, 2003. The loan is secured by guarantees from each of the other stockholders of GRI and pledges of such other stockholders shares in GRI. The Board of Directors of the Company approved these various agreements with GRI after full consideration of the terms and provisions of these agreements. During 2001, Microtek Medical, Inc. began sourcing manufacturing of various of its products through GRI where such supply arrangements were advantageous to Microtek Medical, Inc. based on favorable pricing and other considerations. During 2002 and 2001, the Company paid a total of $2,379,822 and $927,482, respectively, for products supplied, services rendered and expenses incurred by GRI for the benefit of the Company.

In August 2000, the Company entered into an agreement with VersaCore Industrial Corporation to purchase from VersaCore certain equipment used for novel applications of nonwoven materials. Ron Smorada, one of the directors of the Company, is an owner and the president of VersaCore. The purchase price for such equipment was to be $350,000, and the equipment was to be custom manufactured by a third party at a cost to VersaCore which VersaCore has estimated at approximately $280,000. In accordance with the terms of the agreement, the Company advanced to VersaCore $225,000 in connection with and following the ordering of such equipment. By agreement with VersaCore, such order was subsequently cancelled, and it was agreed that the Company would not be required to make further payments for such equipment and would not receive delivery of such equipment. In addition, the Company would be repaid its advance for the equipment at the time of VersaCore’s sale of the equipment to a third party.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth, as of April 11, 2003, certain information regarding the beneficial ownership of common stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock, (ii) each director and Named Executive Officer identified under “Executive Compensation” below, and (iii) all directors and executive officers as a group:

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
Dan R. Lee(1)	496,179	1.0%
J. Michael Mabry(2)	438,842	1.0%
Roger G. Wilson(3)	303,349	*
Kenneth F. Davis(4)	123,243	*
Michael E. Glasscock, III(5)	25,000	*
Rosdon Hendrix(6)	170,000	*
Gene R. McGrevin(7)	275,000	*
Ronald L. Smorada(8)	70,000	*
Dimensional Fund Advisors, Inc.(9)	2,639,870	6.0%
All directors and executive officers as a group (8 persons)(10)	1,901,613	4.0%

* Represents less than 1% of the common stock

(1)	Includes options to acquire 426,331 shares exercisable within 60 days.
(2)	Includes options to acquire 402,761 shares exercisable within 60 days.
(3)	Includes options to acquire 245,000 shares exercisable within 60 days.
(4)	Includes options to acquire 90,000 shares exercisable within 60 days.
(5)	Includes options to acquire 25,000 shares exercisable within 60 days.
(6)	Includes options to acquire 140,000 shares exercisable within 60 days.
(7)	Includes options to acquire 235,000 shares exercisable within 60 days.
(8)	Includes options to acquire 70,000 shares exercisable within 60 days.
(9)	As reported by Dimensional Fund Advisors, Inc. in a Statement on Form 13G filed with the Securities and Exchange Commission. Dimensional Fund Advisors, Inc. address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
(10)	Includes options to acquire 1,634,092 shares exercisable within 60 days.

EXECUTIVE COMPENSATION

Compensation Tables

The following table sets forth the cash and non-cash compensation paid by the Company to the Company’s chief executive officer and each of the other executive officers of the Company serving at December 31, 2002 other than such chief executive officer (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation			Long-Term Compensation Awards Options (#)	All Other Compensation
		Salary	Bonus	Other Annual Compensation
Dan R. Lee	2002	$250,000	$130,000	—	100,000	$18,294	(1)
Chairman, President and	2001	$248,558	$209,156	—	250,000	$18,116	(2)
Chief Executive Officer	2000	$174,634	$53,813	—	50,000	$15,159	(3)

J. Michael Mabry	2002	$150,000	$52,000	—	75,000	$6,060	(4)
Chief Operating Officer, Executive	2001	$150,000	$83,663	—	50,000	$5,877	(5)
Vice President And Secretary	2000	$162,500	$8,250	—	—	$6,554	(6)

Roger G. Wilson	2002	$150,000	$50,000	—	75,000	$6,258	(7)
Chief Financial Officer and	2001	$149,519	$83,663	—	125,000	$6,239	(8)
Treasurer	2000	$121,539	$25,625	—	25,000	$5,120	(9)

(1)	This amount represents $10,000 in contributions to a 401(k) plan, $2,036 for a $250,000 term life insurance policy, $258 for a $100,000 term life insurance policy, and a $6,000 automobile allowance.
(2)	This amount represents $9,942 in contributions to a 401(k) plan, $2,036 for a $250,000 term life insurance policy, $138 for a $100,000 term life insurance policy and a $6,000 automobile allowance.
(3)	This amount represents $6,985 in contributions to a 401(k) plan, $2,036 for a $250,000 term life insurance policy, $138 for a $100,000 term life insurance policy and a $6,000 automobile allowance.
(4)	This amount represents $6,000 in contributions to a 401(k) plan and $60 for a $100,000 term life insurance policy.
(5)	This amount represents $5,769 in contributions to a 401(k) plan and $108 for a $100,000 term life insurance policy.

(6)	This amount represents $6,500 in contributions to a 401(k) plan and $54 for a $100,000 term life insurance policy.
(7)	This amount represents $6,000 in contributions to a 401(k) plan and $258 for a $100,000 term life insurance policy.
(8)	This amount represents $5,981 in contributions to a 401(k) plan and $258 for a $100,000 term life insurance policy.
(9)	This amount represents $4,862 in contributions to a 401(k) plan and $258 for a $100,000 term life insurance policy.

Employment Arrangements

Messrs. Lee, Mabry and Wilson are each a party to a three-year employment agreement with the Company which commenced on October 20, 2002. Pursuant to each such respective employment agreement, Mr. Lee will serve as President and Chief Executive Officer of the Company, Mr. Mabry will serve as Executive Vice President and Chief Operating Officer of the Company, and Mr. Wilson will serve as Chief Financial Officer of the Company. Each employment agreement specifies a minimum salary and benefits payable during the term of the employment agreement, and contains restrictive covenants including covenants relating to the protection of confidential information and restricting competition against the Company. Each employment agreement is terminable by the Company or the employee with or without cause. In the event of a termination of the employment agreement by the Company without cause, or by the employee for good reason (as the terms “cause” and “good reason” are defined), the employee will generally be entitled to severance equal to the employee’s salary and annual performance bonus for the unexpired portion of the remaining term of the employment agreement and continued welfare benefits (such as health insurance) for the unexpired term of the employment agreement. In the event of any termination of the employee’s employment following a change of control (as defined) of the Company, other than a termination of employment as a result of death or disability or cause, the Company is obligated to pay the employee an amount equal to three times the largest of the employee’s annual salary and annual performance bonus over the current or the prior two years plus certain other amounts primarily involving the continuation of welfare benefits following the date of such termination of employment. In the event that any payments to the employee will be subject to excise taxes imposed under the Internal Revenue Code, then the payments to the employee would be increased by an amount (i.e., a tax gross-up payment) sufficient to pay all of the employee’s excise taxes on such payments and any income, excise or other taxes on the gross-up payment to the employee.

In connection with the completion of the aforementioned employment agreements, the Company adopted a Sale of Business Bonus Program designed to increase the value of the Company to shareholders upon and in the event of a change of control of the Company. The Sale of Business Bonus Program establishes a bonus pool determined as a percentage of appreciation in the price of the Company’s common stock from a pre-established base amount (which is currently $1.90 per share) to the price of a share of the Company’s common stock at which the event constituting a change of control (as defined) of the Company occurs. As currently adopted, the bonus pool uses the following levels of share appreciation and percentage participation in such share appreciation to fund the bonus pool:

Share Appreciation	Market Capitalization (Share Appreciation multiplied by 42M*)	Bonus Percentage	Bonus Pool
$ 0.00 to $ 1.90	$80,598,000.00	0.00%	$0.00
$ 1.90 to $ 5.00	$130,200,000.00	3.00%	$3,906,000.00
$ 5.00 to $10.00	$210,000,000.00	3.50%	$7,350,000.00
$10.00 to $11.00	$42,000,000.00	4.00%	$1,680,000.00

Total Bonus Pool			$12,936,000.00

*	The market capitalization column assumes 42 million shares outstanding for purposes of illustration.

The bonus pool may be allocated among employees of the Company as from time-to-time determined by the Compensation Committee of the Board of Directors, and the bonus program may be modified from time-to-time as determined by the Board of Directors.

Employee Benefit Plans

1992 Stock Option Plan.    In April 1992, the Board of Directors and shareholders of the Company adopted a Stock Option Plan (the “1992 Stock Option Plan”). The 1992 Stock Option Plan provided for the issuance of options to purchase up to 4,800,000 shares of common stock (subject to appropriate adjustments in the event of stock splits, stock dividends and similar dilutive events). Options were granted under the 1992 Stock Option Plan to employees, officers or directors of, and consultants and advisors to, the Company who, in the opinion of the Compensation Committee, were in a position to contribute materially to the Company’s continued growth and development and to its long-term financial success. The 1992 Stock Option Plan was administered by a committee appointed by the Board of Directors. The Compensation Committee was designated by the Board of Directors as the committee to administer the 1992 Stock Option Plan. The purposes of the 1992 Stock Option Plan were to ensure the retention of existing executive personnel, key employees and consultants of the Company, to attract and retain new executive personnel, key employees and consultants and to provide additional incentives by permitting such individuals to participate in the ownership of the Company. The 1992 Stock Option Plan terminated on April 27, 2002.

Options granted to employees were either incentive stock options (as defined in the Internal Revenue Code (the “Code”)) or nonqualified stock options. The exercise price of the options were determined by the Board of Directors or the committee at the time of grant, provided that the exercise price was not less than the fair market value of the Company’s common stock on the date of grant as determined in accordance with the limitations set forth in the Code. The terms of each option and the period over which it vested were determined by the committee, although no option could be exercised more than ten years after the date of grant and all options were to become exercisable upon certain events defined to constitute a change of control. To the extent that the aggregate fair market value, as of the date of grant, of shares with respect to which incentive stock options became exercisable for the first time by an optionee during the calendar year exceeded $100,000, the portion of such option in excess of the $100,000 limitation was be treated as a nonqualified stock option. In addition, if an optionee owned more than 10% of the total voting power of all classes of the Company’s stock at the time the individual was granted an incentive stock option, the purchase price per share could not be less than 110% of the fair market value on the date of grant and the term of the incentive stock option could not exceed five years from the date of grant. Upon the exercise of an option, payment may be made by cash, check or, if provided in the option agreement, by delivery of shares of the Company’s common stock having a fair market value equal to the exercise price of the options, or any other means that the Board or the committee determines. Options are non-transferable during the life of the option holder. The 1992 Stock Option Plan also permitted the grant of alternate rights defined as the right to receive an amount of cash or shares of common stock having an aggregate fair market value equal to the appreciation in the fair market value of a stated number of shares of common stock from the grant date to the date of exercise. No alternate rights were granted under the 1992 Stock Option Plan.

As of March 31, 2003, options to purchase 1,390,342 shares of common stock were outstanding under the 1992 Stock Option Plan. The expiration of the 1992 Stock Option Plan on April 27, 2002 does not affect options outstanding under that Plan.

1999 Stock Option Plan.    In March 1999 the Board approved and in May 1999 the Company’s shareholders ratified, the adoption of the Company’s 1999 Long-Term Incentive Plan (the “1999 Stock Option Plan”). As amended in May 2002 by shareholder ratification, the 1999 Stock Option Plan currently provides for the issuance of options and other stock awards to acquire shares of common stock up to a maximum of 3,200,000 shares (subject to appropriate adjustment in the event of stock splits, stock dividends and other similar dilutive events). Options and other stock awards may be granted under the 1999 Stock Option Plan to employees of the Company and certain subsidiaries and affiliated businesses, and to directors, consultants and other persons providing key services to the Company.

The Compensation Committee of the Board of Directors will determine the terms and conditions of options granted under the 1999 Stock Option Plan, including the exercise price, which generally may not be less than the fair market value of the Company’s common stock on the date of grant. Awards under the 1999 Stock Option Plan may be settled through cash payments, the delivery of shares of common stock, or a combination thereof as the Committee shall determine. Stock options awarded under the 1999 Stock Option Plan which are intended to be incentive stock options are subject to the same restrictions described above with respect to the 1992 Stock Option Plan.

The 1999 Stock Option Plan may be terminated or amended by the Board of Directors at any time, except that the following actions may not be taken without shareholder approval: (a) increasing the number of shares that may be issued under the 1999 Stock Option Plan (except for certain adjustments provided for under the 1999 Stock Option Plan), or (b) amending the 1999 Stock Option Plan provisions regarding the limitations on the exercise price. In the event of a change of control (as defined generally to include the acquisition by an individual, entity or group of more than 15% of the outstanding common stock of the Company, a merger or consolidation of the Company or a sale by the Company of all or substantially all of the Company’s assets), any award granted under the 1999 Stock Option Plan shall become exercisable except to the extent (a) the award otherwise provides or (b) the exerciseability of such award will result in an “excess parachute payment” within the meaning of the Code. The 1999 Stock Option Plan is unlimited in duration and, in the event of 1999 Stock Option Plan termination, shall remain in effect as long as any awards under it are outstanding, except no incentive stock options may be granted under the 1999 Stock Option Plan on a date that is more than ten years from the date the 1999 Stock Option Plan is approved by shareholders. Each option expires on the date established by the Compensation Committee at the time of the grant, except the expiration cannot be later than the earliest of ten years from the date on which the option was granted, if the participant’s date of termination occurs for reasons other than retirement or early retirement, the one year anniversary of such date of termination, or if the participant’s date of termination occurs by reason of retirement or early retirement, the three year anniversary of such date of termination.

As of March 31, 2003, options to purchase 1,878,000 shares of common stock were outstanding under the 1999 Stock Option Plan and 1,313,250 shares of common stock were available for future awards under the 1999 Stock Option Plan.

Employee Stock Purchase Plan.    In March 1999 the Board approved and in May 1999 the Company’s shareholders ratified, the adoption of the Company’s Employee Stock Purchase Plan for employees of the Company and its subsidiaries (the “1999 Stock Purchase Plan”). The 1999 Stock Purchase Plan was established pursuant to the provisions of Section 423 of the Code to provide a method whereby all eligible employees of the Company may acquire a proprietary interest in the Company through the purchase of common stock. Under the 1999 Stock Purchase Plan, payroll deductions are used to purchase the Company’s common stock. An aggregate of 700,000 shares of common stock of the Company were reserved for issuance under the 1999 Stock Purchase Plan. Through December 31, 2002, a total of 322,845 shares of common stock had been purchased under such plan, leaving 377,155 shares of common stock available for issuance under such plan in the future.

Stock Options

The Company granted options to its Named Executive Officers in 2002 as set forth in the following table. The Company has no stock appreciation rights (“SARs”) outstanding.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Name	Individual Grants				Potential Realizable Value at Assumed Annual rates of Stock Price Appreciation for Option Term (1)
	Number of Securities Underlying Options/SARs Granted(#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
					5%($)	10%($)
Dan R. Lee	100,000	14.5%	$1.90	08/07/12	$119,490	$302,811
J. Michael Mabry	75,000	10.9%	$1.90	08/07/12	$89,617	$227,108
Roger G. Wilson	75,000	10.9%	$1.90	08/07/12	$89,617	$227,108

(1)	These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions.

The following table sets forth the value of options exercised during 2002 and of unexercised options held by the Company’s Named Executive Officers at December 31, 2002.

AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUES

Name	Shares Acquired On Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options/SARs at FY-End(#) Exercisable/ Unexercisable	Value of Unexercised in-the-Money Options/SARs at FY-End($) Exercisable/ Unexercisable
Dan R. Lee	—	—	255,060/221,271	$379,346/$359,576(1)
J. Michael Mabry	—	—	277,761/75,000	$535,609/$141,938(2)
Roger G. Wilson	—	—	137,500/107,500	$251,407/$173,125(3)

(1)	The indicated value is based on exercise prices ranging from $1.1875 to $2.125 per share on 213,810 exercisable options and exercise prices ranging from $1.1875 to $2.125 on 221,271 unexercisable options, and a value per share on December 31, 2002 of $2.38.
(2)	The indicated value is based on exercise prices ranging from $1.25 to $2.2813 per share on 277,761 exercisable options and exercise prices ranging from $1.25 to $2.2813 on 75,000 unexercisable options, and a value per share on December 31, 2002 of $2.38.
(3)	The indicated value is based on exercise prices ranging from $1.1875 to $2.2813 per share on 137,500 exercisable options and exercise prices ranging from $1.1875 to $2.2813 on 107,500 unexercisable options, and a value per share on December 31, 2002 of $2.38.

Director Compensation

In consideration of Mr. McGrevin’s service as Chairman of the Company from January 1, 2002 through June 30, 2002, Mr. McGrevin was paid a retainer of $37,500. Effective July 1, 2002, the Company retained Mr. McGrevin as a consultant to the Company on special projects as may from time-to-time be assigned by the President of the Company and the Company agreed to pay Mr. McGrevin a fee for such consulting services at the rate of $75,000 per year in lieu of a cash compensation payable to directors of the Company. The consulting agreement with Mr. McGrevin expires on June 30, 2003.

The other directors who are not also employees of the Company (“Nonemployee Directors”) receive a retainer of $10,000 per year payable in a lump sum following each annual meeting of shareholders. Mr. McKinley, who resigned as a director during the second quarter of 2002, received a pro rated portion of such retainer based on that portion of the year during which Mr. McKinley served as a director. In December 2002, the Board re-evaluated its policy of director compensation in recognition of the duties of directors and the Company’s goal to attract and retain independent directors well qualified to represent the interests of the Company’s shareholders. After consideration and discussion, the Board adopted a policy to adjust the annual retainer payable to Nonemployee Directors of the Company from $10,000 to $25,000 beginning with the Company’s 2003 annual meeting of shareholders. No meeting fees are payable to the Nonemployee Directors. Nonemployee Directors are reimbursed upon request for reasonable expenses incurred in attending Board of Director or committee meetings.

At each regular annual meeting of shareholders, the Company grants to each Nonemployee Director a non-qualified stock option covering 5,000 shares of common stock (except that such stock option covers 25,000 shares of common stock for Nonemployee Directors upon their initial election as a director of the Company) at an exercise price equal to the fair market value of the Company’s common stock on such date of grant. These option grants may be exercised only by the optionee until the earlier of five years after the date of grant or one year after ceasing to be a director of the Company.

In consideration of special services provided by the following directors either as chairman of committees of the Board or for other services, the Company granted stock options to the following directors with each of such stock options having an exercise price equal to the fair market value of the Company’s common stock on the date of grant, and being exercisable only by the optionee until the earlier of five (5) years after the date of grant or one (1) year after ceasing to be a director of the Company:

Name	Number of Shares	Exercise Price
Rosdon Hendrix	45,000	$2.959
Kenneth F. Davis	25,000	$2.959

Report of the Compensation Committee on Executive Compensation

The following Report of the Compensation Committee and the performance graph in the next section shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulations 14A or 14C of the Commission or to the liabilities of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

Two outside directors and no inside directors comprise the Compensation Committee of the Board of Directors. Neither of the outside directors serves on the board of any other committee member’s company or organization and none of the executive officers of the Company serve on the board of any committee member’s organization. The Committee has access to outside consultants and counsel at the discretion of the Committee.

The Committee oversees three elements of executive compensation: base pay or salary, annual performance bonus, and long-term compensation. The Committee seeks to provide a competitive compensation package that enables the Company to attract and retain key executives, to integrate pay programs with the business objectives of the Company, and to link individual executive compensation with the Company’s performance. The Compensation Committee’s responsibilities include: (i) participating in the determination of goals for the Company’s executive officers; (ii) participating in the selection and design of compensation packages and programs relating to such goals; (iii) monitoring the effectiveness of the compensation packages and programs; and (iv) monitoring compensation-related developments generally and considering their application to the Company’s executive officers.

Base Pay.    The salary paid to the Company’s executives is targeted to be in line with related industry companies of similar size, while taking into account the experience of individual officers and the requirements of attracting prospective key executives to join the Company. In general, the Committee attempts to fix base salaries at levels deemed appropriate by the Committee in order that compensation packages may also emphasize result-oriented factors reflected in a bonus potential and the value of stock options and stock ownership. The Committee reviews salaries and pay ranges for its executives, and salaries may be increased based on the Committee’s assessment of an individual’s performance and contributions to the Company’s goals. Salary adjustments are generally based on historical performance.

Bonus.    Based upon a review by the Committee of a number of factors including job performance and achievement of incentive goals under the bonus plan approved by the Committee, the Committee approved a bonus of $130,000 to Mr. Lee in 2002 and a bonus for the Company’s two other executive officers.

Long-Term Incentive.    The Company’s primary method of awarding long-term compensation is its stock option plans, approved by shareholders. All officers are eligible to receive grants under the stock option plans. Grants under the plans generally extend for five to ten years, are priced at not less than fair market value on the date of grant, and are generally intended to provide incentive for future performance rather than reward past performance. In awarding stock options, the Compensation Committee generally considers (i) the contribution to the performance of the Company of eligible employees, sales representatives and other eligible persons, (ii) stock options held by and previously awarded to eligible employees and (iii) stock ownership of eligible employees, in addition to other factors the Compensation Committee may from time to time deem relevant.

During 2002, the Compensation Committee approved and adopted a multi-component compensation plan for each of the Company’s executive officers. The components of the plan included a three year employment agreement described elsewhere in this Proxy Statement, a policy to increase the executive’s beneficial ownership of the Company through periodic awards of vested stock options under the Company’s Stock Option Plan approved by shareholders, the adoption of a Sale of Business Bonus Program described elsewhere in this Proxy Statement designed to increase shareholder value upon and in the event of a change in control of the Company, and the adoption of a Long-Term Growth Incentive Award Bonus Program designed to increase revenues of the Company while maintaining and increasing the profitability of the Company. As a part of this compensation program, the Compensation Committee granted to Mr. Lee during 2002 a stock option purchase up to 100,000 shares at an exercise price of $1.90 per share which was fully vested at the grant date.

One of the factors in the Compensation Committee’s consideration of compensation matters is the anticipated tax treatment to the Company and to its executive officers of various components of compensation. However, amendments to and interpretations of the tax laws and other factors beyond the control of the Compensation Committee affect the tax treatment of compensation. For these reasons, the Compensation Committee will not necessarily and in all circumstances limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserving the deductibility of other components of compensation to the extent reasonably practicable and to the extent consistent with other compensation objectives of the Company.

The Compensation Committee intends to continually evaluate the Company’s compensation policies and procedures with respect to executive officers. Although the Compensation Committee believes that current compensation policies align the financial interests of executive officers with those of the Company’s shareholders and with Company performance, it will continue to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Company performance.

COMPENSATION COMMITTEE

Rosdon Hendrix

Kenneth F. Davis

Stock Price Performance Graph

The graph below compares cumulative total returns (changes in stock price plus reinvested dividends) on a hypothetical investment of $100 in the Common Stock of the Company, the S&P 500 Index and the S&P Health Care Sector Index (formerly known as the S&P Health Care Composite Index), for the period commencing December 31, 1997 and ending December 31, 2002.

	Cumulative Total Return
	12/97	12/98	12/99	12/00	12/01	12/02
Microtek Medical Holdings, Inc	100.00	45.33	126.68	42.67	108.80	78.94
S & P 500	100.00	128.58	155.64	141.46	124.65	97.10
S & P Health Care Sector	100.00	143.88	128.54	176.16	155.12	125.92

INDEPENDENT PUBLIC ACCOUNTANTS

On April 10, 2003, the Board of Directors selected KPMG LLP to audit the financial statements of the Company for the fiscal year ended December 31, 2003. It is expected that a representative of KPMG LLP will be present at the Meeting to respond to any appropriate questions and to make a statement on behalf of his or her firm, if such representative so desires.

At a meeting held on April 10, 2003, the Audit Committee of the Board of Directors determined not to renew the engagement of Deloitte & Touche LLP (“Deloitte”), as independent auditors of the Company effective April 10, 2003. At this meeting, the Audit Committee also approved the engagement of KPMG LLP as its independent accountant for the fiscal year ending December 31, 2003 effective April 10, 2003. The Company has invited Deloitte to have a representative present at the Meeting to respond to any appropriate questions and to make a statement on behalf of his or her firm, if such representative so desires.

The reports of Deloitte on the Company’s financial statements for the two fiscal years ended December 31, 2002 and December 30, 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2002 and 2001, and in the subsequent interim period through April 10, 2003, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference to the matter in their report. The Company requested Deloitte to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter has been or will be filed as an exhibit to a Current Report on Form 8-K filed or to be filed by the Company.

There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K for the two fiscal years ended December 31, 2002 and December 31, 2001 or for the subsequent interim period through April 10, 2003.

During the Company’s fiscal years ended December 31, 2002 and 2001, and in the subsequent interim period through April 10, 2003, neither the Company nor anyone acting on its behalf consulted KPMG LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (ii) any matter that was either the subject of a disagreement or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Fees

Fees for the year 2002 audit and the review of Forms 10-Q in 2002 were $133,000, of which an aggregate amount of $44,000 had been billed through December 31, 2002.

Financial Information Systems Design and Implementation Fees

Deloitte & Touche LLP did not render any services related to financial information systems design and implementation for the year ended December 31, 2002.

All Other Fees

Aggregate fees billed for all other services rendered by Deloitte & Touche LLP for the year ended December 31, 2002 were $92,000.

The Audit Committee has considered whether the payments made to its independent auditors for non-audit services for 2002 are compatible with maintaining such auditors’ independence.

SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

OF SHAREHOLDERS

Shareholder proposals to be presented at the 2004 Annual Meeting of Shareholders of the Company must be received at the Company’s executive offices at 512 Lehmberg Road; Columbus, Mississippi 39702, addressed to the attention of the Secretary, by December 24, 2003, in order to be included in the proxy statement and form of proxy relating to such meeting. Appropriate proposals of shareholders intended to be presented at the Company’s 2004 annual meeting without inclusion in the Company’s proxy statement must be received by the Company, at the above address and attention, by January 23, 2004 in order to be considered timely and must comply with Section 2.13 of the Company’s Amended and Restated Bylaws. If the date of the next annual meeting is advanced or delayed by more than 30 calendar days from the date of the annual meeting to which this Proxy Statement relates, the Company shall, in a timely manner, inform its shareholders of the change, and the date by which proposals of shareholders must be received.

ANNUAL REPORT

The Company’s 2002 Annual Report is concurrently being mailed to shareholders. The Annual Report contains consolidated financial statements of the Company and the report thereon of Deloitte & Touche LLP, independent public accountants.

By Order of the Board of Directors

James Michael Mabry

Secretary

April 22, 2003

APPENDIX A

AUDIT COMMITTEE CHARTER

OF

MICROTEK MEDICAL HOLDINGS, INC.

As Adopted March 15, 2000

As Revised December 11, 2002

I.    PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by maintaining a committee of independent directors for the purposes described in this Charter. The Audit Committee’s primary focus shall involve oversight of the quality and integrity of the Company’s accounting and financial reporting processes. The Audit Committee’s functions may not be limited to accounting and financial matters. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to review the financial statements and management’s discussion and analysis of financial condition and results of operations contained in the Company’s Annual Report.

•	Review and appraise the audit efforts of the Company’s independent public accountants.

•	Provide an open avenue of communication among the independent public accountants, financial and senior management and the Board of Directors.

•	Pre-approve permissible non-audit services to be performed for the Company by its independent public accountants.

•	Be responsible for the appointment, compensation and oversight of the work of the independent public accountants which audit the Company’s financial statements.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

The Company shall provide the Audit Committee with unrestricted access to all internal and external information available to the Company to facilitate the Audit Committee’s fulfillment of its functions and purpose. The Audit Committee does not provide special assurances on the Company’s financial statements or financial reporting, but rather serves as one among other means to promote the integrity of the Company’s financial statements and financial reporting.

In fulfilling its duties and responsibilities, the Audit Committee acknowledges the independent public accountants’ ultimate accountability to the Board of Directors and the Audit Committee, as representatives of shareholders. In addition, the Audit Committee as representatives of shareholders acknowledges that it has the ultimate authority and responsibility to select, evaluate, and where appropriate, to replace the Company’s independent public accountants.

II.    COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be qualified to be a member of the Audit Committee under the applicable rules set forth by the Securities and Exchange Commission and the National Association of Securities Dealers. In selecting members of the Audit Committee, the Board of Directors shall strive to appoint at least one member who has (1) an understanding of generally accepted accounting principles and financial statements, (2) experience in (a) the preparation or auditing of financial statements of generally comparable companies, and (b) the application of such principles in connection with the accounting for estimates, accruals and reserves, (3) experience with internal accounting controls, and (4) an understanding of audit committee functions.

The members of the Audit Committee shall be elected by the Board of Directors. Unless a Chair is elected by the full Board of Directors, the members of the Audit Committee may designate a chair by majority vote of the full Committee membership.

III.    MEETINGS

The Audit Committee shall meet formally at least twice a year, to review, among other matters, the audit scope and approach of the Company’s independent public accountants and the results of the completed audit.

The Audit Committee will also meet, via teleconference, or in person, with the Company’s management and its independent public accountants, to make inquires regarding the Company’s financial statements and other financial information, prior to the press releases announcing the Company’s quarterly and annual financial results.

As part of its purpose to foster open communication, the Audit Committee will, in its scheduled meetings, include management and the independent public accountants, as necessary. Portions of some of the meetings will be held with only the independent public accountants, portions with only Company management and portions with only the Audit Committee members. The Audit Committee shall report on its meetings to the Board of Directors and may retain legal counsel for the purpose of giving legal advice and maintaining accurate minutes of the meetings.

IV.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.    Review and update this Charter periodically as conditions dictate and determine whether it has satisfied its responsibilities under this Charter during the prior year.

2.    Review the Company’s annual financial statements and oversee reports or other financial information submitted to the Securities and Exchange Commission, or the public, including any certification, report, opinion, or review rendered by the independent public accountants.

3.    Monitor with financial management and the independent public accountants the Company’s Forms 10-Q. The Committee shall focus in this regard shall particularly include any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management. Monitoring interim reports may be conducted without formal Audit Committee meetings.

4.    Prepare a report to be included in the Company’s annual Proxy Statement regarding the Audit Committee’s activities, in accordance with the requirements set forth by the Securities and Exchange Commission.

Independent Public Accountants

5.    Be responsible for the appointment, compensation and oversight of the work of the independent public accountants, which audit the Company’s financial statements.

6.    On an annual basis, the Committee shall ensure the receipt of, and review, a formal written statement from the independent public accountants setting forth all relationships between the public accountant and the Company, consistent with Independence Standards Board Standard 1 and to actively engage in a dialogue with the independent public accountants regarding any disclosed relationships or services that may impact the objectivity and independence of the public accountant and take, or recommend that the Board of Directors take appropriate action to oversee the independence of the public accountant.

7.    Review the performance of the independent public accountants and discharge such accountants when circumstances warrant in accordance with the fact that the independent public accountants are ultimately responsible to the Board of Directors and to the Audit Committee as representatives of the Company’s shareholders.

8.    Periodically consult with management and the independent public accountants (which, in the discretion of the Committee, may occur out of the presence of management) about internal controls and the quality and accuracy of the Company’s financial statements.

9.    Approve any non-audit services to be provided by the Company’s independent public accountants which audit the Company’s financial statements.

Financial Reporting.

10.    In consultation with the independent public accountants and management monitor the integrity of the Company’s financial reporting processes, both internal and external.

11.    Consider the independent public accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

12.    Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent public accountants and management.

Process Improvement

13.    Following completion of the annual audit, review separately with each of management and the independent public accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

14.    Review and resolve any significant disagreement among management and the independent public accountants in connection with the preparation of the financial statements.

15.    Review with the independent public accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Ethical and Legal Compliance

16.    Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters, and the confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters.

17.    As brought to the attention of the Audit Committee, review conflicts of interest transactions.

18.    Review management’s monitoring of the Company’s compliance with the Company’s ethical policies and any code of conduct which the Company may from time to time adopt including the confidential and anonymous submissions by employees of the Company regarding known or suspected violations of the Company’s ethical policies and code of conduct.

19.    Review the activities, organizational structure, and qualifications of the internal finance and accounting department.

20.    Review legal compliance matters with the Company’s counsel.

21.    Review any legal matter that could have a significant impact on the Company’s financial statements with the Company’s counsel.

22.    Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibility

23.    The Audit Committee may retain and provide funding for independent legal counsel and other professional or advisors as the Committee determines necessary to carry out its duties.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and government regulations. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s Code of Conduct.

PROXY SOLICITED FOR

ANNUAL MEETING OF SHAREHOLDERS OF

MICROTEK MEDICAL HOLDINGS, INC.

TO BE HELD MAY 22, 2003

The undersigned hereby appoints Dan R. Lee, James Michael Mabry, and each of them, with full power of substitution, proxies to represent and vote, as indicated below, all of the shares of Common Stock of Microtek Medical Holdings, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held May 22, 2003, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote FOR proposal 1.

1. ELECTION OF DIRECTORS:

☐ FOR the election as directors of all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Dan R. Lee	Rosdon Hendrix	Dan R. Lee	Rosdon Hendrix
Kenneth F. Davis	Gene R. McGrevin	Kenneth F. Davis	Gene R. McGrevin
Michael E. Glasscock, III	Ronald L. Smorada	Michael E. Glasscock, III	Ronald L. Smorada

(INSTRUCTION:    To withhold authority to vote for any of the above listed nominees, please strike through that individual’s name.)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

DATED:                                                                             , 2003

Signature of Shareholder

Please sign exactly as your name or names appear hereon. Where more than one owner is shown, each should sign. Persons signing in a fiduciary or representative capacity shall give full title. If this proxy is submitted by a corporation, please sign in full corporate name by authorized person.

Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.